Exhibit 16.1

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

October 28, 2014

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N.W.

Washington, DC 20549

Re:	Bulova Technologies Group, Inc. Commission file Number 000-9358

Dear Sirs:

We have read the statements included in the Form 8-K dated October 28, 2014 and are in agreement with the statements made by registrant. We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

PCAOB Registered

AICPA Member